UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: February 11, 2010

LIBERTY SILVER CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50009	32-0196442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 Pacific Avenue Manhattan Beach, CA 92666
(Address of Principal Executive Office)

Registrant’s telephone number, including area code 323-449-2180

Lincoln Mining Corp
Former name or former address, is changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03 MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS

On February 10, 2010, the board of directors authorized a 20-for-1 forward stock split of the registrant’s currently issued and outstanding common stock.  The record date and effective date of the forward split have not yet been established.

Prior to approval of the forward split the registrant had a total of 5,420,000 issued and outstanding shares of $0.001 par value common stock.  On the effective date of the forward split, the registrant will have a total of 108,400,000 issued and outstanding shares of $0.001 par value common stock.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE OF FISCAL YEAR

Amendment of Articles of Incorporation

On February 11, 2010, the registrant amended its articles of incorporation.  The articles of incorporation were amended for the purposes of (i) changing the name of the registrant to Liberty Silver Corp, and (ii) increasing the authorized shares of the registrant from 75,000,000 shares of $0.001 par value common stock, to 200,000,000 shares of $0.001 par value common stock.

A copy of the Certificate of Amendment to the Articles of Incorporation is attached hereto as Exhibit 3.3.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No. Description
3.3	Certificate of Amendment to Articles of Incorporation filed February 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY SILVER CORP.

By:  /s/ John Pulos

Chief Executive Officer

Date: February 12, 2010